                                 EXHIBIT 10.42

                     ASSUMPTION AND MODIFICATION AGREEMENT

                              FOR THE METRIS LOAN

THIS ASSUMPTION AND MODIFICATION AGREEMENT REDUCES THE MAXIMUM PRINCIPAL AMOUNT OF A LOAN THAT WAS MADE ON MARCH 29, 1999 AND IS SECURED BY A MORTGAGE RECORDED ON APRIL 8, 1999 FROM $10,250,000 TO $8,000,000 AND EXTENDS THE SCHEDULED FINAL MATURITY DATE OF SUCH LOAN FROM JUNE 29, 2000 TO FEBRUARY 11, 2003


                     ASSUMPTION AND MODIFICATION AGREEMENT
                     -------------------------------------


     THIS ASSUMPTION AND MODIFICATION AGREEMENT (this "Agreement") is made as of the 11th day of February, 2000, by and among M&I MARSHALL & ILSLEY BANK, a Wisconsin banking corporation ("Lender"), having its principal office and place of business at 770 North Water Street, Milwaukee, Wisconsin 53201-2035, MERIDIAN TULSA L.L.C., an Oklahoma limited liability company ("Borrower"), having its principal office and place of business at 6385 Old Shady Oak Road, Suite 120, Eden Prairie, Minnesota 55344 and WELLS OPERATING PARTNERSHIP, L.P., a Delaware limited partnership ("Assignee") having its principal office and place of business at 6200 The Corners Parkway, Suite 250, Norcross, Georgia 30092.

                             W I T N E S S E T H:
                             -------------------


     WHEREAS, Lender has made a construction loan to the Borrower pursuant to the terms of a Loan Agreement dated as of March 29, 1999 between Lender's predecessor in interest, Richter-Schroeder Company, Inc. ("Richter-Schroeder") and Borrower (the "Loan Agreement"); and

     WHEREAS, the Borrower has satisfied the conditions set forth in the Loan Agreement for the conversion of the construction loan to a three-year term loan (in either instance, the "Loan"); and

     WHEREAS, the Loan is secured by, among other things, (i) that certain Mortgage and Security Agreement and Fixture Financing Statement, dated March 29, 1999 (the "Mortgage"), made by the Borrower and recorded on April 8, 1999, in the office of the Clerk for Tulsa County, Oklahoma as Document No. 99040529, encumbering the real property legally described on Exhibit A attached hereto and
                                                   ---------
incorporated herein by this reference (the "Mortgaged Property") and (ii) that certain Assignment of Rents, Leases and Profits dated March 29, 1999 (the "Assignment of Rents"), recorded on April 8, 1999, in the office of the Clerk for Tulsa County, Oklahoma as Document No.99040530, also made by Borrower with respect to the Mortgaged Property. The promissory note evidencing the Loan, the Loan Agreement, the Mortgage, the Assignment of Rents and the related financing statements were assigned by Richter-Schroeder to the Lender pursuant to an Assignment of Mortgage and Related Documents dated March 29,

1999, recorded on April 8, 1999, in the office of the Clerk for Tulsa County, Oklahoma as Document No. 99040558, and are hereinafter collectively referred to as the "Original Loan Documents." This Agreement and the other documents executed and/or delivered by and/or among Borrower and/or Lender and/or Assignee in connection with modification of the terms of the Loan pursuant to this Agreement are hereinafter collectively referred to as the "Modification Documents." The Original Loan Documents and the Modification Documents are hereinafter collectively referred to as the "Loan Documents";

     WHEREAS, by deed dated February 11, 2000, and recorded in the office of the Clerk for Tulsa County, Oklahoma, Borrower has transferred and conveyed to Assignee title to the Mortgaged Property;

     WHEREAS, Borrower and Assignee have requested that Lender (i) consent to Borrower's transfer and conveyance to Assignee of title to the Mortgaged Property, (ii) permit Borrower to assign to Assignee all of Borrower's obligations under the Loan Documents, (iii) permit Assignee to assume the Loan and all of the terms, covenants and conditions of the Loan Documents, (iv) release the Borrower and the Guarantors from their obligations with respect to the Loan once the Assignee assumes the Borrower's obligations and (v) amend the Loan Documents to reduce the principal amount of the Loan and make certain other changes as hereinafter set forth;

     WHEREAS, as of the date of this Agreement, the Original Loan Documents are in full force and effect, without any defenses, claims or offsets of any kind or nature whatsoever; and

     WHEREAS, subject to strict compliance with the terms, provisions, conditions, covenants and requirements set forth in this Agreement, Lender is willing to agree to these requests by Borrower and Assignee; and

     WHEREAS, capitalized terms that are not otherwise defined herein shall have the meanings attributed to them in the Loan Agreement;

     NOW, THEREFORE, the parties hereto, in consideration of the foregoing premises, the mutual covenants herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agree as follows.


                                   ARTICLE I
                       GENERAL COVENANTS AND PROVISIONS

Section 1.01.  Borrower and Assignee each hereby acknowledge and agree that the
------------
foregoing recitals are true, accurate and correct, and are incorporated herein by this reference.

Section 1.02.  To the extent not otherwise defined herein to the contrary, all
------------
terms and phrases used in this Agreement shall have the respective meanings ascribed to them in the Loan Documents.

Section 1.03.  Borrower hereby assigns to Assignee all of Borrower's duties,
------------
responsibilities and obligations under the Loan Documents.

Section 1.04.  Assignee hereby (a) assumes and agrees to repay the Loan at the
------------
times, in the manner and in all respects as provided in the Loan Documents (as modified by this Agreement), as fully and as if Assignee were the original borrower thereof; (b) assumes and agrees to perform each and every covenant, agreement and obligation of the Borrower under the Loan Agreement (as amended by this Agreement), the Term Note (as amended by this Agreement), the Mortgage (as amended by this Agreement), the Assignment of Rents (as amended by this Agreement) and, at the time, in the manner and in respects as provided in each of such documents; and (c) agrees to be bound by each and every term and provision of the Loan Agreement (as amended by this Agreement), the Term Note (as amended by this Agreement), the Mortgage (as amended by this Agreement) and the Assignment of Rents (as amended by this Agreement).

Section 1.05.  In addition to all other representations, warranties, covenants
------------
and agreements contained in this Agreement, Borrower hereby represents, warrants, covenants and agrees as follows:

(a) The outstanding principal balance of the Loan, effective as of the date hereof, is $8,000,000, and interest has been paid on such principal balance to the date hereof.

(b) The Borrower's obligation with respect to the Loan is not subject to any defenses, offsets, claims or counterclaims.

(c) To the fullest extent permitted by applicable law, Borrower waives and releases any and all defenses, whether legal or equitable in nature, which it may have or allege to have to the enforcement by Lender of its rights and remedies under the Loan Documents.

(d) The covenants and obligations set forth in this Agreement benefit and are in the best interest of Borrower.

(e) The consideration received and to be received by Borrower pursuant to this Agreement is adequate and sufficient in all respects.

(f) This Agreement and all documents signed by Borrower in connection with this Agreement are entered into by Borrower without duress, and Borrower has relied upon the advice of competent independent legal counsel in entering into such documents.

(g) Borrower agrees that the Mortgage and all other documents securing the payment of the Loan continue in full force and effect, and that nothing herein contained shall affect or impair the validity or priority of the liens and security interests held by Lender; rather, the validity and priority of such liens and security interests are hereby expressly acknowledged and confirmed by Borrower as being superior to any and all other rights in and to the Mortgage Property.

(h) This Agreement is a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms.

(i) Borrower agrees to indemnify and hold Lender harmless from and against any losses, damages, claims, costs or expenses (including reasonable attorneys' fees and court costs) incurred by Lender as a direct or indirect result of a breach of any representation or warranty by Borrower set forth in this Agreement or any documents referenced herein.

(j)  Borrower is not in default under any of the Loan Documents.

(k) Borrower agrees to indemnify and hold Assignee harmless from and against any losses, damages, claims, costs or expenses (including reasonable attorneys' fees and court costs) incurred by Assignee as a direct or indirect result of a breach of any representation or warranty by Borrower set forth in this Agreement or any documents referenced herein and with respect to matters concerning the Original Loan Documents arising on or prior to the date hereof.

Section 1.06.  In addition to all other representations, warranties, covenants
------------
and agreements contained in this Agreement, Assignee hereby represents, warrants, covenants and agrees as follows:

(a) The indebtedness evidenced by the Term Note is valid and subsisting and is not subject to any defenses, offsets, claims or counterclaims.

(b) To the fullest extent permitted by applicable law, Assignee waives and releases any and all defenses, whether legal or equitable in nature, which it may have or allege to have to the enforcement by Lender of its rights and remedies under the Loan Agreement, the Term Note, the Mortgage and all other Loan Documents.

(c) The covenants and obligations set forth in this Agreement benefit and are in the best interest of Assignee.

(d) The consideration received and to be received by Assignee pursuant to this Agreement is adequate and sufficient in all respects.

(e) This Agreement and all documents signed by Assignee in connection with this Agreement are entered into by Assignee without duress, and Assignee has relied upon the advice of competent independent legal counsel in entering into such documents.

(f) Assignee agrees that the Loan Agreement, the Term Note, the Mortgage and all other documents securing the payment of the Loan continue in full force and effect, and that nothing herein contained shall affect or impair the validity or priority of the liens and security interests held by Lender; rather, the validity and priority of such liens and security interests are hereby expressly acknowledged and confirmed by Assignee as being superior to any and all other rights in and to the Mortgage Property.

(g)  Assignee's United States taxpayer identification number is 58-2368838.

(h) Assignee agrees to indemnify and hold Lender harmless from and against any losses, damages, claims, costs or expenses (including attorneys' fees and court costs) incurred by Lender as a direct or indirect result of a breach of any representation or warranty by Assignee set forth in this Agreement or, from and after the date hereof, any documents referenced herein.

Section 1.07  The Assignee acknowledges and agrees that the outstanding
------------
principal balance of the Note for which the Assignee shall be liable is, as of the date hereof, $8,000,000 and that it will be liable for the payment of interest on such sum from the date hereof.

Section 1.08.  Upon the effectiveness of this Agreement, Lender releases the
------------
Borrower and the Guarantor from their respective obligations with respect to the Loan, and all references in the Loan Documents to "Borrower" (or other appellations pertaining to the Borrower in this Agreement) shall be deemed references to the Assignee under this Agreement.


                                  ARTICLE II
                 MODIFICATION OF LOAN AGREEMENT AND TERM NOTE

Section 2.01.  The form of Term Note attached to the Loan Agreement as Exhibit C
------------                                                           ---------
is hereby replaced in its entirety with the form of Term Note attached as Exhibit B to this Agreement and all references to the "Note" or the "Term Note"
---------
hereafter shall mean references to the Term Note attached as Exhibit B hereto.
                                                             ---------

Section 2.02.  The provisions of Section 1(b) of the Loan Agreement requiring
------------
the Borrower to make monthly payments of principal with respect to the Term Loan are hereby deleted. The Borrower shall make payments of interest only monthly during the term of the Term Loan, as more particularly described in the Term Note.

Section 2.03.  All references to the Guarantors in the Loan Documents are
------------
deleted.

Section 2.04.  Except as provided below, Borrower shall not be personally liable
------------
for amounts due under the Loan Documents. Borrower shall be personally liable to Lender for any deficiency, loss or damage suffered by Lender because of: (a) the misapplication by Borrower of any funds derived from the Project, including security deposits, insurance proceeds and condemnation awards; (b) any fraud or misrepresentation by Borrower made in or in connection with the Loan Documents or the Loan; (c) Borrower's collection of rents more than one month in advance or entering into or modifying leases, or receipt of monies by Borrower in connection with the modification of any leases, in violation of any of the Loan Documents; (d) Borrower's failure to apply proceeds of rents or any other payments in respect of the leases and other income of the Project or any other collateral to the costs of maintenance and operation of the Project and to the payment of taxes, lien claims, insurance premiums, debt service and other amounts due under the Loan Documents; (e) Borrower's interference with Lender's exercise of rights under the Assignment of Rents and Leases; (f) Borrower's failure to maintain insurance as required by the Loan Documents or to pay any taxes or assessments affecting the Project; (g) damage or destruction to the Project caused by the acts or omissions of Borrower, its agents, employees, or contractors; or (h) Borrower's obligations with respect to environmental matters under Article 9 of the Mortgage. Nothing herein shall be deemed to be a waiver of any right which Lender may have under Sections 506(a), 506(b), 1111(b) or any other provision of the United States Bankruptcy Code, as such sections may be amended, to file a claim for the full amount due to Lender under the Loan Documents or to require that all collateral shall continue to secure the amounts due under the Loan Documents.

                                  ARTICLE III
                           MODIFICATION OF MORTGAGE
                            AND ASSIGNMENT OF RENTS

Section 3.01.  The Mortgage is amended as follows:
------------

(a) The name and address of the Mortgagor in the first paragraph of the Mortgage is hereby deleted and the following is inserted in lieu thereof:
     "WELLS OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, having its principal office and place of business at 6200 The Corners Parkway, Suite 250, Norcross, Georgia 30092;"

(b) The name and address of the Mortgagee in the first paragraph of the Mortgage is hereby deleted and the following is inserted in lieu thereof:
     "M&I MARSHALL & ILSLEY BANK, a Wisconsin banking corporation, having its principal office and place of business at 770 North Water Street, Milwaukee, Wisconsin 53201-2035;"

(c) The second paragraph of the Mortgage, beginning "WHEREAS, pursuant to the terms of the loan agreement . . . " is hereby deleted and replaced with the following:

          "WHEREAS, pursuant to the terms of a loan agreement dated as March 29, 1999 between Mortgagor's predecessor in interest, Meridian Tulsa L.L.C., and Mortgagee's predecessor in interest, Richter-Schroeder Company, Inc., as amended by an Assumption and Modification Agreement dated as of February 11, 2000 between Mortgagor and Mortgagee (as the same may be further amended from time to time, the "Loan Agreement"), Mortgagor is indebted to Mortgagee in the principal sum of Eight Million and no/100 Dollars ($8,000,000.00), with interest thereon until paid, to evidence the payment of which Mortgagor has executed a promissory note dated as of February 11, 2000, with a maturity date three years after the date thereof, payable to the order of Mortgagee at its office aforesaid or at such other place as the holder thereof may designate from time to time, to which promissory note reference is hereby made (the "Note"); and"

Section 3.02.  The Assignment of Rents is amended as follows:
------------

(a) The name and address of the Assignor in the first paragraph of the Assignment of Rents is hereby deleted and the following is inserted in lieu thereof: "WELLS OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, having its principal office and place of business at 6200 The Corners Parkway, Suite 250, Norcross, Georgia 30092;"

(b) The name and address of the Assignee in the first paragraph of the Assignment of Rents is hereby deleted and the following is inserted in lieu thereof: "M&I MARSHALL & ILSLEY BANK, a Wisconsin banking corporation, having its principal office and place of business at 770 North Water Street, Milwaukee, Wisconsin 53201-2035;"

(c) The second paragraph of the Assignment of Rents, beginning "WHEREAS, Assignor is indebted to Assignee . . . " is hereby deleted and replaced with the following:

          "WHEREAS, pursuant to the terms of a loan agreement dated as March 29, 1999 between Assignor's predecessor in interest, Meridian Tulsa L.L.C., and Assignee's predecessor in interest, Richter-Schroeder Company, Inc., as amended by an Assumption and Modification Agreement dated as of February 11, 2000 between Assignor and Assignee (as the same may be further amended from time to time, the "Loan Agreement"), Assignor is indebted to Assignee in the principal sum of Eight Million and no/100 Dollars ($8,000,000.00), with interest thereon until paid, to evidence the payment of which Assignor has executed a promissory note dated as of February 11, 2000, with a maturity date three years after the date thereof, payable to the order of Assignee at its office aforesaid or at such other place as the holder thereof may designate from time to time, to which promissory note reference is hereby made (the "Note"); and"

(d) The notice provisions in Section 15 on page 7 of the Assignment of Rents are hereby amended by deleting the addresses given for the Assignor and the Assignee and replacing them with the following:

          (a)  If to the Assignor:

               Wells Operating Partnership, L.P.
               6200 The Corners Parkway, Suite 250
               Norcross, Georgia 30092


          (b)  If to the Assignee:

               M&I Marshall & Ilsley Bank
               c/o Richter-Schroeder Company, Inc.
               1110 North Old World Third Street, Suite 320
               Milwaukee, Wisconsin  53203
               Attn: Ms. Lisa A. Lindsay

Section 3.03.  The Mortgage and the Assignment of Rents, as modified as set
------------
forth above, are each hereby ratified and confirmed by Assignee.


                                  ARTICLE IV
                           OTHER SECURITY DOCUMENTS

Section 4.01.  Assignee hereby adopts, ratifies and confirms the security
------------
interest granted in the Mortgage to Lender and as further evidence of such security interest, Assignee hereby grants to Lender a security interest in all of the personal property acquired by Assignee form Borrower as part of its acquisition of the Mortgaged Property, which security interest shall be governed by the terms, conditions, covenants and agreements set forth in the Mortgage. Concurrently with its execution of this Agreement, Assignee and Borrower shall also execute and deliver to Lender such financing statements or amendments to financing statements as Lender may require in order to perfect the above-referenced security interest and such financing statements shall be in form, scope and substance acceptable to Lender, in its sole discretion.

Section 4.02.  After execution, delivery and recording of this Agreement,
------------
Assignee shall provide to Lender, at Assignee's cost, an endorsement to the Loan Policy of Title Insurance held by Lender. The endorsement shall (a) extend the effective date and time of the loan policy to a date and time after recording of this Agreement, without further exception to title coverage, (b) change the name of the owner of the Mortgaged Premises to "WELLS OPERATING PARTNERSHIP, L.P.",
(c) identify this Agreement in the description of the Mortgage set forth in Schedule A, and (d) otherwise be in form, scope and substance satisfactory to Lender, in its sole discretion. Lender's receipt of such an endorsement, in form, scope and substance satisfactory to Lender, is a condition to the effectiveness of Lender's covenants and agreements in this Agreement.

Section 4.03.  Borrower hereby relinquishes and transfers to Assignee all of
------------
Borrower's right, title and interest in any monies which may be held by Lender for the benefit of Borrower, including, without limitation, any escrow deposits for the purposes of application to taxes, assessments, fire and other insurance premiums, or any other purposes for which deposits may have been required by Lender. Assignee assumes liability for payment of any unpaid taxes, assessments, fire and other insurance premiums, and agrees to continue to make monthly deposits if required by Lender.


                                   ARTICLE V
                      ADDITIONAL COVENANTS AND PROVISIONS

Section 5.01.  Assignee's breach of, default under, or other failure to perform
------------
or observe any term, provision, covenant or condition of this Agreement shall constitute a default by the Assignee under the Mortgage, as amended, and the other Loan Documents. If any warranty, representation, certification, financial statement or other information made or furnished at any time pursuant to any of the Loan Documents by Assignee or any person or entity on behalf of Assignee shall be materially false or misleading or furnished with knowledge of the false nature thereof, the same shall constitute a default by Assignee under the Mortgage, as amended, and the other Loan Documents.

Section 5.02.  All attorney's fees and costs incurred by Lender with respect to
------------
the preparation, execution and delivery of this Agreement shall be reimbursed to Lender by Borrower on demand and, if not paid when due, shall bear interest at the Default Rate set forth in the Term Note from the due date therefor until paid in full. The foregoing reimbursement agreement is in addition to, and does not supersede or otherwise affect, the Borrower's agreements in the Loan Document to reimburse the Lender for costs and expenses in connection with any collection or enforcement action.

Section 5.03.  Borrower shall pay when due or upon Lender's demand all
------------
reasonable closing costs including, but not limited to, recording fees, title insurance premiums and title company closing fees incurred by virtue of the loan modification evidenced by this Agreement.

Section 5.04.  Assignee hereby represents and warrants to Lender as follows:
------------

     a. Assignee is a Delaware limited partnership, duly formed, validly existing and in good standing under the laws of such state.

     b. This Agreement is duly authorized, executed and delivered by Assignee and constitutes a legal, valid and binding obligation of Assignee, fully enforceable in accordance with the terms hereof and Assignee hereby acknowledges, recognizes and confirms the existence and validity of the Loan, as evidenced and secured by the Loan Documents, and further agrees that the obligations of Assignee as mortgagee under the Loan Documents are fully enforceable and represent the legal, valid and binding obligations of Assignee.

     c. Assignee is not aware of any defenses to the payment of the Note, the performance of the strict terms of the Mortgage or Loan Documents, or right of offset or claim against Lender. Assignee specifically acknowledges and agrees to the best of its knowledge that Lender has performed each and all of its obligations, commitments and agreements under the Loan Documents and all other agreements related to the indebtedness, both written and verbal, direct or implied, up to and including the date of this Agreement, that Lender is not in default in the observance or performance or any obligation, commitment, agreement or covenant, express or implied, including but not limited to, covenants of good faith and fair dealing to be observed or performed by it under the foregoing, and that no facts exist and no event has occurred which now or hereafter will authorize Assignee to fail or refuse to abide by the terms of the Loan Documents, or form the basis, in whole or in part, for a claim of any kind against Lender including, but not limited to, lack of good faith or fair dealing.

     d. Subject to the terms, provisions, covenants and conditions of this Agreement, nothing contained in this Agreement invalidates, impairs or releases any of the terms, provisions, covenants and conditions contained in the Loan Documents, and the Loan Agreement, the Note and Mortgage, as modified hereby and herein, and the other Loan Documents shall continue in full force and effect and Assignee covenants and agrees to perform, comply with and abide by each and every of the terms, provisions, covenants and conditions contained in the Loan Documents.

Section 5.05.  This Agreement shall be effective only upon the satisfaction of
------------
each of the following conditions precedent: (a) execution and delivery of a counterpart of this Agreement by each party hereto and (b) receipt by Lender of
(i) a certified copy of the Assignee's limited partnership certificate, limited partnership agreement, certificate as to incumbency and resolutions and a certificates of good standing from the Delaware Secretary of State's office and the Oklahoma Secretary of State's office and (ii) an opinion of Assignee's counsel satisfactory in form and substance to Lender regarding, among other things, the authorization of the Assignee to enter into this Agreement, the performance by the Assignee of this Agreement and the Loan Documents not conflicting with the Assignee's limited partnership certificate, limited partnership agreement or any agreement or decree to which Assignee is a party or is subject and the enforceability of this Agreement and the Assignee's obligations under the Loan Documents in accordance with their terms.

Section 5.06.  Assignee hereby acknowledges and agrees that this Agreement
------------
modifies the Loan Documents only to the extent and on the terms set forth herein, and this Agreement is not, nor shall it be, construed as a commitment by Lender to modify the Loan Documents in any other respect. Assignee further agrees that Assignee is precluded from claiming that any prior written or oral negotiations, discussions, comments, questions or representations not specifically incorporated into this Agreement or the Loan Documents are binding upon Lender. Furthermore, none of the same shall in any manner whatsoever be deemed to modify or constitute a waiver of the rights and obligations of the parties as stated in the Loan Documents or this Agreement.

Section 5.07.  This Agreement shall be binding upon and inure to the benefit of
------------
the parties hereto and their successors and assigns.

Section 5.08.  Assignee and Borrower each agree to execute and deliver such
------------
documents and to perform such other acts, promptly upon request, as Lender requests and which are, in Lender's reasonable judgment, necessary or appropriate to effectuate the purposes of this Agreement. This Agreement and any memorandum hereof may be filed and recorded by Lender with any governmental agency or other public office.

Section 5.09.  The waiver of any breach of any of the provisions of this
------------
Agreement by any party shall not constitute a continuing waiver or a waiver of any subsequent breach by said party either of the same or of another provision of this Agreement.

Section 5.10.  This Agreement contains the entire agreement between the parties
------------
with respect to the modification of the Loan Documents and no statement, promise or inducement made by any party or the agent of any party that is not contained in this Agreement shall be valid or binding. This Agreement may not be changed or modified orally or in any other manner other than by an agreement in writing signed by all the parties hereto, and any attempt to do the same shall be null and void.

Section 5.11.  Assignee acknowledges and agrees that time is of the essence with
------------
respect to all dates for payment and performance as set forth in the Loan Documents.

Section 5.12.  Invalidation of any of the provisions of this Agreement or any
------------
paragraph, sentence, clause, phrase or word herein, or the application thereof in any given circumstance, shall not affect the validity of the remainder of this Agreement, except that, in the event of passage, after the date hereof, of any law, the effect of which is to prohibit the payment of any monetary sum to Lender under the Term Note or Mortgage as modified, then Lender may, at its option, declare the indebtedness evidenced by the amended Note immediately due and payable.

Section 5.13.  This Agreement shall be construed in accordance with the laws of
------------
the State of Oklahoma. Assignee hereby irrevocably submits to the jurisdiction of the Courts of the State of Oklahoma in any suit, action or proceeding. Assignee agrees that any and all service of process in any such suit, action or proceeding mailed or delivered in the manner provided for the delivery of notices in the Mortgage, as amended, shall be deemed in every respect effective service of process upon Assignee. Assignee and Lender each hereby waive any rights that each may have to a jury trial in any controversy arising under this Agreement or under any of the other Loan Documents.

Section 5.14.  This Agreement may be executed in any number of counterparts,
------------
each of which shall be deemed to be an original and all of which together shall comprise but a single instrument.

     IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have executed and delivered this Agreement as of the day and year first above written.

                              LENDER:

                              M&I MARSHALL & ILSLEY BANK,
                              a Wisconsin banking corporation


                              By: /s/ Michael L. Acker
                                 -----------------------------------
                                Its:    Vice President


                              BORROWER:

                              MERIDIAN TULSA L.L.C.,
                               an Oklahoma limited liability company

                              By: /s/ Bryant J. Wangard
                                 -----------------------------------
                                    Bryant J. Wangard,
                                    its manager

                              ASSIGNEE:

                              WELLS OPERATING PARTNERSHIP, L.P.,
                              a Delaware limited partnership

                              By: Wells Real Estate Investment Trust, Inc., a Maryland corporation, as general partner


                                    By:  /s/ Leo F. Wells
                                        ----------------------------
                                       Its:    President

STATE OF WISCONSIN    )
                            ) ss.
COUNTY OF MILWAUKEE   )

     I, the undersigned, a Notary Public, in and for said County in the State aforesaid, do hereby certify that Michael L. Acker personally known to me to be the Vice President of M&I Marshall & Ilsley Bank, whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed and delivered said instrument as his/her free and voluntary act, as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

     Given under my hand and notarial seal this 8th day of February, 2000.


                              /s/ Joanne McSweeney
                              ---------------------------------------------
                              Notary Public

My Commission Expires:       [SEAL]
       9/23/01


STATE OF MINNESOTA  )
                        ) ss.
COUNTY OF HENNEPIN  )

     I, the undersigned, a Notary Public, in and for said County in the State aforesaid, do hereby certify that Bryant J. Wangard, being the of MERIDIAN TULSA L.L.C., personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed and delivered said instrument as his own free and voluntary act, and as the free and voluntary act of said limited liability company, for the uses and purposes therein set forth.

     Given under my hand and notarial seal this 3rd day of February, 2000.

                               /s/  Patricia A. Saxton
                              --------------------------------------
                              Notary Public

My Commission Expires:
_____________________


STATE OF GEORGIA       )                  [STAMP]
                       ) ss.
COUNTY OF GWINNETT     )

     I, the undersigned, a Notary Public, in and for said County in the State aforesaid, do hereby certify that Leo F. Wells, III, being the President of Wells Real Estate Investment Trust, Inc., the general partner of WELLS OPERATING PARTNERSHIP, L.P., personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed and delivered said instrument as his own free and voluntary act, and as the free and voluntary act of said corporation on behalf of said limited partnership, for the uses and purposes therein set forth.

     Given under my hand and notarial seal this 7th day of February, 2000.

                               /s/  Judith Ann Miller
                              --------------------------------------
                              Notary Public

My Commission Expires:       [SEAL]
     4/21/2003

This Instrument was prepared by
and after recording should be mailed to:

Charles H. McMullen, Esq.
Quarles & Brady LLP
411 East Wisconsin Avenue
Milwaukee WI 53202

                                   EXHIBIT A
                                   ---------

                               LEGAL DESCRIPTION
                               -----------------

All of METRIS CALL CENTER, a Subdivision in the City of Tulsa, Tulsa County, Oklahoma, according to the recorded plat thereof, formerly known as:

               Part of Lots Two (2) and Three (3), Block One (1), of AmberJack, an Addition to the City of Tulsa, Tulsa County, Oklahoma, according to the recorded plat thereof, being more particularly described as follows, to-wit: Beginning at the Northwest corner of said Lot 2, Block 1; thence along a curve to the left, having a central angle of 25 degrees 02'41" and a radius of 384.0 feet, a distance of
               167.85 feet; thence S 89 degrees 55'46" E, a distance of 233.89 feet; thence along a curve to the left, having a central angle of 06 degrees 37'00" and a radius of 1022.0 feet, a distance of
               118.02 feet; thence N 83 degrees 27'14" E, a distance of 136.06 feet; thence along a curve to the right, having a central angle of 06 degrees 37'00" and a radius of 978.0 feet, a distance of
               112.94 feet; thence S 89 degrees 55'46" E, a distance of 62.16 feet; thence along a curve to the right, having a central angle of 90 degrees 00'00" and a radius of 30.0 feet, a distance of
               47.12 feet; thence S 00 degrees 04'14" W, a distance of 818.30 feet to the Southeast corner of said Lot 2; thence S 00 degrees 04'14" W, a distance of 162.00 feet; thence N 89 degrees 54'00" W, a distance of 8.00 feet; thence S 00 degrees 04'14" E, a distance of 93.06 feet; thence N 89 degrees 55'39" W, a distance of 32.76 feet; thence along a curve to the right, having a central angle of 64 degrees 20'01" and a radius of
               150.0 feet, a distance of 168.43 feet; thence N 25 degrees 35'38" W, a distance of 61.30 feet; thence along a curve to the left, having a central angle of 30 degrees 52'07" and a radius of 350.0 feet, a distance of 188.57 feet; thence N 56 degrees 27'45" W, a distance of 457.44 feet; thence along a curve to the right, having a central angle of 45 degrees 52'49" and a radius of 225.0 feet, a distance of 180.17 feet; thence N 10 degrees 34'56" W, a distance of 235.91 feet; thence N 25 degrees 32'15" E, a distance of 50.89 feet; thence N 10 degrees 34'56" W, a distance of 156.31 feet to the point of beginning.

                                   EXHIBIT B
                                   ---------

                                PROMISSORY NOTE
                               (Term Loan Note)

$8,000,000                                                  February 11, 2000


     FOR VALUE RECEIVED, the undersigned WELLS OPERATING PARTNERSHIP, L.P., a Delaware limited partnership ("Borrower"), promises to pay to the order of M&I MARSHALL & ILSLEY BANK, a Wisconsin banking corporation ("Lender" which term shall include subsequent holders hereof), on or before the date which is three
(3) years after the date of this Note (the "Maturity Date"), in the manner set forth hereinafter, the principal sum of Eight Million Dollars ($8,000,000), together with interest thereon from the date or dates of disbursement at a rate hereinafter stated.

     1.  Definitions.  As used in this Note, the following terms shall have the
         -----------
following definitions:

         (a) "Advance or Advances" shall mean portions of the indebtedness
               -------------------
created by disbursements or advances by Lender pursuant to or as authorized under the terms of the Loan Agreement.

         (b) "Business Day" shall mean a day of the year on which dealings are
               ------------
carried on in the London interbank market and banks are not required or authorized to close in Milwaukee, Wisconsin.

         (c) "Contract Rate" shall mean, during such periods as an Advance is a
               -------------
LIBOR Rate Advance, interest upon the outstanding principal balance of each such LIBOR Rate Advance during the applicable Interest Period equal to the LIBOR Rate determined for such Interest Period plus one and three-quarters percent (1-3/4%) per annum.

         (d) "Default" shall mean an event which with the passage of time or
               -------
giving of notice (or both) would become an Event of Default.

         (e) "Event of Default" shall have the meaning attributed to that term
               ----------------
in the Mortgage (as defined in Paragraph 4 hereof).

         (f) "Interest Period or Periods" shall mean, with respect to each
               --------------------------
LIBOR Rate Advance, a period of one month, commencing on the first day of each calendar month with respect to outstanding LIBOR Advances and otherwise on the day a LIBOR Advance is funded and ending, in each instance, on the last day of the calendar month in which it began (or the Maturity Date, if sooner).

          (g) "Loan Agreement" shall mean that certain Loan Agreement dated as
               --------------
of Marcy 29, 1999 by and between Borrower's predecessor in interest and Lender's predecessor in interest, as amended by an Assumption and Modification Agreement of even date herewith by and between Lender and Borrower.

          (h) "Loan Documents" shall mean the Loan Agreement, this Note, the
               --------------
Mortgage and all other documents executed in connection with the Loan, as the same may be amended and modified from time to time.

          (i) "LIBOR Advance" shall mean any Advance for which the LIBOR Rate
               -------------
applies.

          (j) "LIBOR Index Rate" shall mean, with respect to a LIBOR Rate
               ----------------
Advance, the rate of interest per annum determined by the Bank to be the rate at which the Bank's eurodollar lending office is offered U.S. dollars for one month deposits at or about 10:00 a.m., Milwaukee time, on the day two Business Days prior to the first day of the applicable Interest Period and in an amount substantially similar to the amount of the LIBOR Rate Advance to be outstanding during such Interest Period.

          (k) "LIBOR Rate"  for any Interest Period shall mean a rate per annum
               ----------
equal to the quotient (rounded up to the next whole multiple of 1/100 of 1%) of
(a) the LIBOR Index Rate divided by (b) one minus the LIBOR Reserve Requirement (expressed as a decimal).

          (l) "LIBOR Reserve Requirement" shall mean, with respect to each
               -------------------------
Interest Period, the stated rate of all reserve requirements (including all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements during such Interest Period) that is specified on the first day of such Interest Period by the Board of Governors of the Federal Reserve System for determining the reserve requirement with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D) applicable to the Bank.

          (m) "Maximum Legal Rate" shall mean the maximum lawful interest rate
               ------------------
which may be contracted for, charged, taken, received or reserved under this Note by Lender in accordance with applicable state or United States federal law (whichever provides for the highest permitted rate), taking into account all items contracted for, charged or received in connection with the indebtedness evidenced hereby which are treated as interest under the applicable state or federal law, as such rate may change from time to time. If the applicable state or federal law provides that the amount of interest which may be contracted for, charged or received on the indebtedness evidenced by this Note is unlimited or imposes no limit, then the Maximum Legal Rate shall be considered infinite and greater than any other interest rate referred to herein.

         (n) "Prime Rate" shall mean the interest rate established and quoted
              ----------
from day to day by the Lender as its prime rate for interest rate determination, it being understood that such rate may not necessarily be the lowest rate it is charging to all borrowers. Changes in the Prime Rate (and as a result, changes in the Contract Rate) shall be effective on the day the Prime Rate changes without notice to Borrower, such notice being expressly hereby waived.

         (o) "Project" shall have the meaning attributed to that term in the
              -------
Loan Agreement.

     2.  Interest Rate Provisions.
         ------------------------

         (a)  Interest Rate.  The unpaid principal balance of this Note from
              -------------
time to time outstanding shall bear interest until this Note shall have been paid in full, at an annual rate (the "Interest Rate") equal to the lesser of:

               (i)  The Contract Rate; or

               (ii) The Maximum Legal Rate.

     No Interest Period shall extend beyond the Maturity Date and Borrower shall use its best efforts not to cause a prepayment of a LIBOR Rate Advance to occur before the last day of an Interest Period (it being agreed that, if such prepayment occurs despite such best efforts, such prepayment shall be subject to Subparagraph 2(b)(iv) below).

         (b)  Agreements Relating to Interest Accruing at a Rate Based Upon the
              -----------------------------------------------------------------
LIBOR Rate.
----------

               (i) If, after the date of this Note, the introduction of, or any change in, any applicable law, rule or regulation or in the interpretation or administration thereof by any central bank or other governmental authority charged with the interpretation or administration thereof, or compliance by the Lender with any request or directive (whether or not having the force of law) of any such authority shall make it unlawful or impossible for the Lender to make, maintain or fund loans using the LIBOR Rate, Lender shall forthwith give notice thereof to the Borrower. As of the date of receipt of such notice, Advances shall no longer bear interest based upon the LIBOR Rate, and the applicable interest rate for all existing LIBOR Rate Advances (to the extent it is unlawful or impossible to maintain such existing LIBOR Rates at the LIBOR Rate), shall be the Prime Rate plus 1/2% per annum (even though the current Interest Period has not expired); provided that as to outstanding LIBOR Rate Advances, Borrower shall have the option to prepay in full without notice, penalty or fee each such LIBOR Rate Advance together with accrued interest thereon, even though the Interest Period with respect to such LIBOR Rate may not have expired.

               (ii) If due to either: (i) the introduction of or any change (including, without limitation, any change by way of imposition or increase of capital adequacy or reserve requirements) in or in the interpretation of any law or regulation or (ii) the compliance by the Lender with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to the Lender of agreeing to make or making, funding or maintaining Advances at the LIBOR Rate, then the Borrower shall from time to time, upon demand by Lender, pay to Lender additional amounts sufficient to indemnify the Lender against such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower by Lender in good faith, shall be conclusive. It shall be assumed, for purposes of computing any increased cost pursuant to this paragraph that (i) the making and maintaining of each LIBOR Rate Advance has been by the Lender through the principal office of the Bank in London, and (ii) the funding of each LIBOR Rate Advance by the Lender has been made through the London interbank market.

               (iii) All payments of principal of and interest on each LIBOR Rate Advance shall be made without deduction for any present and future taxes, levies, imposts, deductions, charges or withholdings (other than any tax on or measured by the net income of Lender or the consolidated net worth of Lender or its affiliates), which amounts shall be paid by the Borrower. All stamp and documentary taxes, if any, shall be paid by the Borrower. If, notwithstanding anything in this Paragraph 2(b)(iii) to the contrary, Lender is required by law to pay any such taxes, the Borrower will, upon request, reimburse Lender for the amount paid. The Borrower will, upon request, furnish to Lender official tax receipts or other evidence of payment of all such taxes.

               (iv) If, whether by acceleration or otherwise, (i) any payment of a LIBOR Rate Advance occurs on a date which is not the last day of an Interest Period, or (ii) a LIBOR Rate Advance is not made on the date specified in a notice to Lender under this Note, Borrower will indemnify Lender for any losses or costs incurred by Lender resulting therefrom, including, without limitation, any loss in liquidating or employing deposits required to fund or maintain the LIBOR Rate Advance.

          (c)  Usury Limit.  Notwithstanding anything herein to the contrary, if
               -----------
at any time the Contract Rate exceeds the Maximum Legal Rate, then the rate of interest payable hereunder shall be limited to the Maximum Legal Rate.

          (d)  Default Rate.  Notwithstanding any other provisions hereof,
               ------------
during any period in which there exists an uncured Event of Default all amounts then outstanding hereunder or under the Transaction Documents (as hereinafter defined), including interest, if permitted by applicable law, shall, at the option of Lender, bear interest at an annual rate (the "Default Rate") equal to the lesser of (i) an annual rate equal to four percent (4%) in excess of the Prime Rate, as it may fluctuate from time to time, but in any event not less than 12% per annum or (ii) the Maximum Legal Rate. All such interest which accrues at the Default Rate shall be due and payable on demand. During any time in which the Default Rate is in effect, Lender may, at its sole option, collect interest at a rate which is less than the Default Rate, however any such forbearance on the part of Lender, or any demand by Lender for less than the full amount of interest at the Default Rate, shall not constitute a waiver of Lender's right to insist on the payment in full of all interest accruing at the Default Rate both with respect to the period of forbearance or any later period, and same shall not constitute or imply any consent to a reduction in the Default Rate.


         (e)  Computation.  All interest hereunder shall be calculated on a
              -----------
daily basis and will be accrued on the number of days funds are actually outstanding. All changes in the Interest Rate resulting from a change in the Contract Rate or Maximum Legal Rate, as the case may be, shall be effective on the day the Contract Rate or Maximum Legal Rate changes without notice to Maker, such notice being expressly hereby waived. If the rate to be charged is to be determined by reference to the Contract Rate, then the interest due for any particular day shall be determined by multiplying the amount on which interest is due for that day by the applicable annual rate and dividing by 360 days; provided, however, that if such interest rate would exceed interest at the Maximum Legal Rate, then the interest due for any particular day shall be determined by multiplying the amount on which interest is due for the day by the Maximum Legal Rate and dividing by 365 days (or 366 days in a leap year).

     3.  Payment of Principal and Interest.  On the first day of the first
         ---------------------------------
calendar month hereafter and on the first day of each month thereafter prior to the Maturity Date, Borrower shall make monthly payments of all interest accrued upon the outstanding principal balance of the loan evidenced by this Note from time to time, from the date or dates of disbursement of loan funds, at the rate aforesaid. Prior to the end of each month, Lender shall forward written notice to Borrower stating the amount of the monthly interest payment due as of the first day of the following month. If a payment is not received within fifteen
(15) days after it is due, then such a delinquency shall constitute an Event of Default, at the option of Lender. All accrued and unpaid interest shall be due and payable on the Maturity Date.

     If any payment due hereunder shall be received and accepted by Lender after the tenth (10th) day on which it is due, a late payment charge of five percent (5%) of the amount due may be charged by the holder hereof for the purpose of defraying the expense incident to handling such delinquent payment.

     4.  Transaction Documents.  This Note is issued in connection with, and is
         ---------------------
entitled to the benefits of, the following instruments by and between Borrower's predecessor in interest and Lender's predecessor in interest dated as of March 29, 1999, as amended by an Assumption and Modification Agreement of even date herewith between Meridian Tulsa L.L.C., Borrower and Lender (collectively, the "Transaction Documents"): (a) a Mortgage and Security Agreement and Fixture Financing Statement (the "Mortgage") granted to Lender by Borrower upon real estate and property interests therein described; (b) an Assignment of Rents, Leases, and Profits pertaining to the mortgaged property;
(c) a Loan Agreement; and (d) a Collateral Assignment of

Contracts and Development Rights. The terms and conditions of the Transaction Documents are made a part hereof and incorporated herein by this reference.

     This Note represents an extension; continuation and modification of the loan originally made pursuant to the Loan Agreement and does not constitute a novation. The indebtedness evidenced by this Note is entitled to the benefit of the security provided by the Transaction Documents without diminution in priority of any lien or security interest granted thereunder.

     5.  Prepayments.  This Note may only be prepaid in whole or in part at any
         ----------
time without premium or penalty.

     6.  Default.  If an Event of Default shall occur then, in any or all such
         -------
events, the entire amount of principal of this Note with all interest then accrued, at the option of the holder of this Note and without notice (except any notice required pursuant to Paragraph 7.2 of the Mortgage), shall become and be due and payable, time being of the essence of this agreement. The Lender may proceed to protect and enforce its rights by suit in equity, action at law and/or by any other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Note, in aid of the exercise of any power granted in this Note, or may proceed to enforce payment of this Note, or to enforce any other legal or equitable right.

     If this Note shall not be paid at maturity or strictly as above provided, then it may be placed in the hands of an attorney-at-law for collection, and in that event each party liable for the payment hereof, as maker, endorser, guarantor, or otherwise, hereby agrees to pay the holder hereof, in addition to the sums above stated, a reasonable sum as an attorney's fee for such collection and costs of collection. This Note shall be construed in all respects and enforced according to the laws of the State of Oklahoma.

     7.  Waiver.  The Borrower and all other parties who may be or become liable
         ------
under this Note, for themselves and for their respective heirs, personal representatives, successors, and assigns, hereby (a) severally waive presentment for payment, protest, and demand, notice of protest, demand, and dishonor, and nonpayment of this Note, and (b) consent that the holder hereof may extend the time of payment or otherwise modify the terms of payment of any part or the whole of the debt evidenced by this Note. Such consent shall not alter nor diminish the liability of the undersigned or of said other parties who may be or become personally liable under this Note.

     8.  Limitation on Liability.  Except as provided below, Borrower shall not
         -----------------------
be personally liable for amounts due under the this Note or the other Loan Documents. Borrower shall be personally liable to Lender for any deficiency,
loss or damage suffered by Lender because of:   (a) the misapplication by
Borrower of any funds derived from the Project, including security deposits, insurance proceeds and condemnation awards; (b) any fraud or misrepresentation by Borrower made in or in connection with the Loan Documents or the Loan; (c) Borrower's collection of rents more than one month in advance or entering into or
                                       6
modifying leases, or receipt of monies by Borrower in connection with the modification of any leases, in violation of any of the Loan Documents; (d) Borrower's failure to apply proceeds of rents or any other payments in respect of the leases and other income of the Project or any other collateral to the costs of maintenance and operation of the Project and to the payment of taxes, lien claims, insurance premiums, debt service and other amounts due under the Loan Documents; (e) Borrower's interference with Lender's exercise of rights under the Assignment of Rents and Leases; (f) Borrower's failure to maintain insurance as required by the Loan Documents or to pay any taxes or assessments affecting the Project; (g) damage or destruction to the Project caused by the acts or omissions of Borrower, its agents, employees, or contractors; or (h) Borrower's obligations with respect to environmental matters under Article 9 of the Mortgage. Nothing herein shall be deemed to be a waiver of any right which Lender may have under Sections 506(a), 506(b), 1111(b) or any other provision of the United States Bankruptcy Code, as such sections may be amended, to file a claim for the full amount due to Lender under the Loan Documents or to require that all collateral shall continue to secure the amounts due under the Loan Documents.

     IN WITNESS WHEREOF, this Note has been executed as of the day and year first above written.

                              WELLS OPERATING PARTNERSHIP, L.P.,
                              a Delaware limited partnership,

                              By: Wells Real Estate Investment Trust, Inc., a Maryland corporation, as general partner


                                     By:_______________________________________
                                     Its:______________________________________

                                       7